UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  March 13, 2012

CARDINAL FINANCIAL CORPORATION

(Exact name of registrant as specified in its charter)

Virginia (State or other jurisdiction of incorporation)	0-24557 (Commission File Number)	54-1874630 (I.R.S. Employer Identification No.)

8270 Greensboro Drive, Suite 500 McLean, Virginia (Address of principal executive offices)	22102 (Zip Code)

Registrant’s telephone number, including area code:  (703) 584-3400

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.                                          Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 13, 2012, Cardinal Financial Corporation (the “Company”) approved an amendment to the Executive Employment Agreement (as amended, the “Agreement”) between the Company and Christopher W. Bergstrom, Executive Vice President and Chief Risk Officer.  In particular, effective March 13, 2012, the Company approved an addendum to the Agreement to remove Mr. Bergstrom’s ability to receive change in control benefits upon his voluntary termination within ten months upon a “change of control” (as that term is defined in the Agreement”).  The Agreement now provides for severance payments equal to 24 months of base salary in the event of a termination without “cause” by the Company or termination by Mr. Bergstrom for “good reason” within during the first 12 months after the change in control (as those terms are defined in the Agreement).

Item 9.01               Financial Statements and Exhibits.

(d)                   Exhibits.

Exhibit No.	Description

10.1	Addendum to Executive Employment Agreement of Christopher W. Bergstrom.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CARDINAL FINANCIAL CORPORATION
(Registrant)

Date: March 15, 2012	By:	/s/ Mark A. Wendel
Mark A. Wendel
Executive Vice President and
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

10.1	Addendum to Executive Employment Agreement of Christopher W. Bergstrom.